EXHIBIT 10.7

MERCHANT AGREEMENT

No.

MERCHANT AGREEMENT (“Agreement”) is effective from 2022 by and between:

PT WEBUY SOCIAL INDONESIA, a company established under the laws of the State of Indonesia, domiciled in the Cubic Logistics Warehousing Complex Blok D3 Tugu Cimanggis, Depok City, West Java 16451 in this case represented by Irawan Setja DJ as Director Of Webuy (“First Party” ); and

[                   ], [a limited liability company / limited partnership (CV) established and subject to the laws of the Republic of Indonesia, domiciled and headquartered at                                                         / in this case represented by [* ] as [* ].

[or]

[              ], [an Indonesian citizen, holder of National Identity Card No.                         , residing in                         (“Second Party”).]

(The First Party and the Second Party are hereinafter collectively referred to as the “Parties” and individually referred to as the “Party”)

Understanding:

A.

Whereas the First Party is a legal entity in the form of a limited liability company established under Indonesian law and engaged in information and communication, which operates a platform under the name WEBUY (“Platform”);

B.

Whereas the Second Party is a [legal entity/business entity/individual] in the form of a limited liability company established under Indonesian law and engaged in trading through the establishment of offline stores.

C.	That the First Party agreed to provide Banner facilities, Discount Vouchers, & Incentives to the Second Party to increase the sales of both parties.

In connection with the above matters, the Parties as mentioned above agree to conclude an Agreement, with the following terms and conditions:

1.	BRANDING FACILITIES

A.

The First Party agrees to provide Branding Facilities to the Second Party and the Second Party is required to use the Branding Facilities and the goods provided, in accordance with the details as described in Attachment 1 to this Agreement, which is an integral part of this Agreement.

B.

This agreement is sufficient evidence for the existence of the Branding Facility for the Second Party and the Parties hereby agree that no other documents are required to be issued and/or signed by the Parties to prove the same.

2.	RIGHTS AND OBLIGATIONS

A.	The First Party is obliged to ensure that the Branding is in full for, X-banner & Mini Banner

B.

The Second Party is obliged to ensure that, every consumer of the First Party is a Consumer who downloads and is registered on the WEBUY application platform, who will obtain facilities from the First Party, and uses the Branding Facility for the purposes of the Consumer that this is one of the stores listed appoint as Partner (partner)

C.	The obligation of the second party to install the Webuy brand including Banners, Banners and others in the store.

D.	The Second Party is obligated to install the Webuy Branding at the Store locations that have been determined to be agreed upon by the first party

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E.

The second party may not remove/downgrade/delete the Webuy brand/branding without written notification to the first party, sanctions/penalties will be imposed if the second party fails to fulfill its obligations.

	F.	The second party must not engage in any Action that has the potential to damage the Webuy Branding. The first party has the right to take legal action against the second party if that happens.

	G.	The Parties are obliged to comply with all laws and regulations applicable to the Second Party relating to the implementation of their obligations under this Agreement; and

	H.	The parties are obliged to comply with all provisions and fulfill their obligations as stipulated under this Agreement.

I.

The second party helps the first party to create communities and customers and provides permission as a place to pick up goods ordered or purchased by the first party’s customers online through the application in the area around the second party’s store.

J.

The second party will benefit from the addition of first-party customers and discount vouchers for store customers which will be obtained from application downloads along with new user registration, all of which are carried out by first party members/customers.

	K.	The second party will get a commission from the place used as a drop point or an order made by the first party member/customer through the application.

	L.	The second party will get a commission when they are becoming pick up point.

	M.	The cooperation agreement between the first & second parties is valid for 1 year, if there is no further information from both parties then this agreement is still running.

3.	CANCELATION of AGREEMENT

In the event of any breach, violation of law and/or breach of any terms, conditions, promises to perform, representations and/or warranties in this Agreement, including but not limited to one of the following events (each such event hereinafter separately) individually referred to as “Broken Promise”):

A.	The failure of the Second Party to carry out any of its obligations under this Agreement, including the promises as stipulated in this Agreement

B.	The second party who knowingly refuses to carry out all the agreements, will be compensated according to the amount that will be calculated in the future.

C.

The Second Party is declared to have committed an act that resulted in bankruptcy, or bankruptcy, reorganization, debt arrangement, or other processes included in the bankruptcy law, or the process of dissolution or liquidation carried out by and or against them and, if institutionalized, approved by, or accepted by The Second Party is not dismissed for more than thirty (30) days,

Then if it is capable of being repaired and the Second Party has not corrected/indemnified for the breach of contract within fourteen (14) calendar days from receipt of written notification from the other Party, the Party has the right to take any action it deems necessary to exercise all its rights and powers. in this Agreement and/or the applicable laws and regulations.

4.	TRANSFER

This Agreement will not be transferred by either Party without the prior written consent of the other Party, unless the First Party, upon notification to the Second Party, may assign all or part of the rights hereunder to any affiliated party.

5.	COSTS AND EXPENDITURES

The First Party agrees to pay all reasonable costs (including legal fees) associated with the implementation of each provision of this Agreement. For details of the costs borne by the first party: Installation of banners & banners.

6.	CHANGES, AMENDMENTS, MODIFICATIONS

Any changes, amendments or modifications to this Agreement shall only take effect if agreed in writing and signed by the authorized representatives of both Parties.

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7.	NOTICE

Any notices, requests or communications regarding requests or other matters under this Agreement, will be given in writing and in Indonesian//English, and may be sent by email, prepaid courier (by requesting a receipt), facsimile or by direct delivery to the person addressed as follows:

PT WEBUY SOCIAL INDONESIA

Official Address Cubic Logistics Warehousing Complex Block D3 Cimanggis Monument, Depok City, West Java 16451

Merchant Address

[Individual]/PT [** ]/CV [** ]/[** ]/SHOP[** ]

Address	:	[**
Email	: [** ]
For attention Mobile number	: :	[**

Any notice or other communication will be deemed duly given upon receipt at the address specified. Each Party may change the address for delivery from time to time by giving notice to the other Party in accordance with the above provisions.

8.	SEPARATE

If one or more of the provisions of the agreement are invalid, void, invalid or unenforceable in any way under any applicable law or award, the validity, and enforceability of the other provisions contained herein will not be affected or impaired in any way.

9.	APPLICABLE LAW AND DISPUTE SETTLEMENT

A.	This agreement is binding on both parties, signed on sufficient material, in duplicate, and each party holds one copy.

B.	This Agreement will be governed and construed in accordance with the laws of the Republic of Indonesia.

C.

In the event of any dispute, conflict or claim or controversy in connection with the interpretation of this Agreement or any other dispute between the Parties arising out of, or in connection with, this Agreement, whether in connection with this Agreement (“Dispute”), will be settled amicably by the Parties within 30 (thirty) calendar days after a Party informs the other Party of the Dispute. If the Parties cannot reach an agreement to resolve the Dispute within a period of 30 (thirty) calendar days, then the Parties agree to resolve the Dispute through the South Jakarta District Court.

IN WITNESS WHEREOF, the Parties have signed this Agreement executed by their authorized representatives, from the first date stated above.

FIRST PARTY PT WEBUY SOCIAL INDONESIA	SECOND PARTY

Irawan setja DJ	***
Director	Merchant

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